                                                                  Exhibit 10.17

                             STOCKHOLDERS AGREEMENT

                                   dated as of

                                 October 1, 1996

                                  by and among

                             PSW TECHNOLOGIES, INC.

                                       and

                          the Stockholders named herein

                                TABLE OF CONTENTS

1.    Certain Definitions..............................................  - 2 -
      1.2  "Exchange Act"..............................................  - 3 -
      1.3  "Management Stockholder"....................................  - 3 -
      1.4  "Permitted Transferee"......................................  - 3 -
      1.5  "Person" or "person"........................................  - 3 -
      1.6  "Rule 144 Sales"............................................  - 3 -
      1.7  "Securities Act"............................................  - 3 -
      1.8  "Stockholder"...............................................  - 4 -
      1.9  "Stock Repurchase Agreement"................................  - 4 -
      1.10  "Third Party Transferee"...................................  - 4 -

2.    Restrictions on Transfer of Shares of the Company................  - 4 -
      2.1  Transfer Restricted.........................................  - 4 -
      2.2  Certain Permitted Transfers.................................  - 5 -
      2.3  First Offer Rights..........................................  - 6 -
      2.4  Legend...................................................... - 11 -

3     Right to Join in Sale............................................ - 11 -

4     Obligation to Join in Sale....................................... - 13 -

5     Voting Matters................................................... - 14 -
      5.1   Meetings................................................... - 14 -
      5.2   No Proxies................................................. - 14 -

6     Sale of the Company.............................................. - 15 -

7     Termination...................................................... - 15 -

8     Miscellaneous.................................................... - 15 -
      8.1   Injunctive Relief.......................................... - 15 -
      8.2   Further Assurances......................................... - 16 -
      8.3   Governing Law.............................................. - 16 -
      8.4   Entire Agreement; Amendment; Waiver........................ - 16 -
      8.5   Binding Effect............................................. - 17 -
      8.6   Severability............................................... - 17 -
      8.7   Notice..................................................... - 17 -
      8.8   Headings; Execution in Counterparts........................ - 18 -

                             STOCKHOLDERS AGREEMENT

      STOCKHOLDERS AGREEMENT (this "Agreement") dated as of October 1, 1996 by and among PSW TECHNOLOGIES, INC., a Delaware corporation (the "Company") and those stockholders of the Company listed on Schedule 1 hereto.

                             W I T N E S S E T H:

      WHEREAS, the Stockholders (as hereinafter defined) have subscribed for 800 shares of the common stock, par value $.01, of the Company (the "Common Stock"), representing all of the issued and outstanding shares of Common Stock of the Company; and

      WHEREAS, the Stockholders have concluded that it is in the best interests of the Company to provide for continuity in the control and management of the Company and, in connection therewith, to enter into certain agreements regarding the voting of their shares of Common Stock and providing for certain restrictions on the transfer of their shares of Common Stock;

      NOW, THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following capitalized terms shall have the meanings set forth below.

      1.1 "Affiliate", with respect to any Person, means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person and, as to any Person that is an individual, such individual's spouse, parents, siblings and lineal descendants. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      1.2 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      1.3 "Management Stockholder" means any individual that acquires from the company shares of Common Stock while an officer or employee of the Company and, with respect to shares of Common Stock transferred by a Management Stockholder to such Person, any Person that becomes a Permitted Transferee or Third party Transferee of any Management Stockholder.

      1.4 "Permitted Transferee" means any transferee of Common Stock pursuant to a transaction permitted under Section 2.2.

      1.5 "Person" or "person" means any individual, partnership, joint venture, corporation, association, trust or any other entity or organization.

      1.6 "Rule 144 Sales" means sales pursuant to Rule 144 under the Securities Act (or any successor rule or regulation) and in compliance with the requirements of paragraphs (c), (e) and (f) of such Rule, without giving effect to paragraph (k) of such rule.

      1.7 "Securities Act" means the Securities Act of 1933, as amended.

      1.8 "Stockholder" means any stockholder listed on Schedule 1 hereto.

      1.9 "Stock Repurchase Agreement" means an agreement between a Stockholder and the Company providing for the terms under which certain restricted stock covered thereby will vest and the terms under which any restricted stock that has not vested may be repurchased by the Company.

      1.10 "Third Party Transferee" has the meaning set forth in Section 2.3.5 and shall not include any person to whom shares are transferred in Rule 144 Sales or in a registered public offering.

2. Restrictions on Transfer of Shares of the Company.

      2.1 Transfer Restricted.

            2.1.1 No shares of Common Stock or any interest therein shall be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by any Stockholder except in accordance with or as otherwise specifically permitted by the provisions of this Agreement. The Company shall not transfer upon its books and records any shares of Common Stock purported to be transferred to any Person in violation of this Agreement, and any such purported transfer shall have no force or effect.

            2.1.2 In addition to each other restriction on transfer contained in this Agreement, except for Rule 144 Sales, a sale of shares in a public offering pursuant to this Agreement or a transfer to the Company, no Stockholder shall sell, assign, transfer, pledge, or otherwise encumber or dispose of any shares of Common Stock or any interest therein to any Person (regardless of the manner in which such Stockholder initially acquired such shares of Common Stock), unless (i) the certificates representing the shares issued to the transferee bear appropriate legends reflecting the restrictions on transfer contained in this

Agreement; and (ii) the transferee shall have executed and delivered to the Company, as a condition to the acquisition of shares of Common Stock, an appropriate document satisfactory to the Company confirming that such transferee takes such shares subject to all the terms and conditions of this Agreement.

            2.1.3 In addition to each other restriction on transfer contained in this Agreement, no Stockholder shall sell, assign, transfer, pledge or otherwise encumber or dispose of any shares of Common Stock or any interest therein to any Person unless such sale, assignment, transfer, pledge or other encumbrance or disposition is pursuant to an effective registration statement or otherwise expressly permitted hereunder.

            2.1.4 The restrictions on transfer contained in this Agreement are in addition to, and not in limitation of, each other restriction on transfer contained in an agreement between the Company and any Stockholder, including, without limitation, those contained in any Stock Repurchase Agreement or Registration Rights Agreement.

      2.2 Certain Permitted Transfers. The restriction contained in Section 2.1 of this Agreement with respect to transfers of shares of Common Stock shall not apply to the following:

            (a) any transfer by a Stockholder to a Person that is a Stockholder listed on Schedule 1 owning in excess of 29% of the issued and outstanding shares of Common Stock as of the date hereof (each such Stockholder shall be referred to hereinafter as "Founding Stockholder");

            (b) any transfer by a Stockholder to the Company pursuant to a Stock Repurchase Agreement; and

      2.3 First Offer Rights. Except as otherwise permitted under Section 2.2 of this Agreement, and except for Rule 144 Sales and sales of shares in public offerings pursuant to this Agreement, a Stockholder may sell or otherwise transfer shares of Common Stock only in compliance with the provisions of this
Section 2.3.

            2.3.1 A Stockholder desiring to sell or otherwise transfer shares of Common Stock in compliance with this Section 2.3 (a "Selling Stockholder") shall first deliver written notice to the Company (hereinafter referred to as the "Notice of Offer") which Notice of Offer shall specify (i) the number of shares of Common Stock owned by the Selling Stockholder which such Selling Stockholder wishes to sell (the "offered Shares"); (ii) the proposed cash purchase price per share for the Offered Shares (the "Offer Price"); and (iii) all other terms and conditions of the offer, The Notice of Offer shall constitute an irrevocable offer by the Selling Stockholder to sell to the Company and the other Stockholders the Offered Shares at the Offer Price, subject to the other terms and conditions set forth in the Notice of Offer. Within five business days of is receipt of the Notice of Offer, the Company shall send a copy of the Notice of Offer to each other Stockholder of record.

            2.3.2 Within 30 days following its receipt of the Notice of Offer, the Company shall notify the Selling Stockholder and the other Stockholders of record as to the number of the Offered Shares that it is electing to purchase (such notification shall be referred to hereinafter as the "Company Acceptance"). The election to purchase Offered Shares shall be made on behalf of the Company by a majority of the disinterested Directors of the Company. The Company Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Stockholder the number of the Offered Shares which the Company has elected to purchase pursuant to the Company Acceptance.

            2.3.3 If the Company does not deliver a Company Acceptance within 30 days following its receipt of the Notice of Offer or if the Company Acceptance does not provide for the purchase by the Company of all of the Offered Shares, then, within 15 days following the expiration of such 30-day notice period, each other Stockholder of record shall notify the Company and the Selling Stockholder as to the number of Offered Shares, if any, such other Stockholder is electing to purchase (such notification is hereinafter referred to as the "Stockholder's Acceptance"). If the Company does not receive a Stockholder's Acceptance from any of the other Stockholders within such period, such other Stockholders that did not deliver a Stockholder's Acceptance shall be deemed to have declined to purchase any of the Offered Shares. A Stockholder's Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Stockholder the number of Offered Shares which such other Stockholder has elected to purchase pursuant to its Stockholder's Acceptance, subject to allocation of offered Shares among other Stockholders accepting the Notice of Offer as hereinafter provided.

            2.3.4 If the Company and the other Stockholders have elected to purchase a number of Offered Shares that in the aggregate exceeds the total number of Offered Shares, the Company shall be entitled to purchase the number of Offered Shares contained in the Company Acceptance and the remainder of the Offered Shares shall be allocated among the other Stockholders accepting the Selling Stockholder's offer (the "Accepting Stockholders") as follows: (a) first, among the Accepting Stockholders, as nearly as possible in proportion to the number of shares of Common Stock held by such Accepting Stockholders; and (b) thereafter, to those Accepting Stockholders, if any, that elected to purchase more shares than the number to which they are entitled under clause (a), in such equitable manner as the Company shall determine. Clauses (a) and (b) shall be construed and given effect in such manner that no other Stockholder shall be required or entitled to purchase a number of Offered Shares greater than the number set forth in the Stockholder's Acceptance. If any other Stockholder shall elect to purchase any of the Offered Shares, the Company shall promptly notify each such other Stockholder of the number of shares allocated to him, and each such other Stockholder shall be obligated to purchase at the Offer Price such shares at a closing as set forth in Section 2.3.6.

            2.3.5 If the Company and the other Stockholders do not elect to purchase all of the Offered Shares available for purchase under this Section 2.3, the Selling Stockholder (a) shall be under no obligation to sell any of the Offered Shares to the Company or any other Stockholder, unless the Selling Stockholder so elects, and (b) subject to Section 3, may, within a period of six months from the date of the Notice of Offer sell the Offered Shares to one or more third parties (each a "Third Party Transferee"), for cash at a price per share not less than the Offer Price and on such other terms and conditions as are no more favorable to the proposed Third Party Transferee than those specified in the Notice of Offer; provided, however, that if there is more than one Third Party Transferee, the Selling Stockholder in good faith must obtain binding and definitive commitments to purchase all the Offered Shares within such six-month period before any sale to a Third Party Transferee of the Offered Shares may take place. Upon any such sale, the Third Party Transferee of such shares of Common Stock shall execute an agreement in form and substance satisfactory to the Company pursuant to which such Third Party Transferee agrees that the shares of Common Stock it acquired from the selling Stockholder are subject to the provisions of this Agreement. Any Third Party Transferee to whom shares of Common Stock are transferred pursuant to and in compliance with this
Section 2.3.5 shall, upon consummation of such transfer, be deemed a Stockholder for purposes of this Agreement. If the Selling Stockholder does not complete the sale of the Offered Shares within such six-month period, the provisions of this
Section 2.3 shall again apply, and no sale of shares of Common Stock of the Selling Stockholder shall be made otherwise than in accordance with the terms of this Agreement.

            2.3.6 The closing of purchases of Offered Shares by the Company and/or other Stockholders pursuant to this Section 2.3 shall take place within 30 days after the delivery of the Company Acceptance or 60 days after the date of the Notice of Offer, whichever is later, at 11:00 a.m. local time at the principal offices of the Company, or at such other date, time or place as the parties to the sale may agree. At least five (5) business days prior to such closing, the Company shall notify the Selling Stockholder(s) in writing of the name and number of purchasers and the portion of the Offered Shares to be purchased by each. At such closing, the Selling Stockholder(s) shall sell, transfer and deliver to each purchaser full right, title and interest in and to the Offered Shares so purchased by such purchaser, free and clear of all liens, security interests or adverse claims of any kind and nature (except as otherwise set forth in this Agreement), and shall deliver to each purchaser a certificate or certificates representing the Offered Shares sold to such purchaser, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed. Simultaneously with delivery of such certificates, each purchaser of the Offered Shares shall deliver to the Selling Stockholder(s), by certified or bank check or by wire transfer of immediately available funds to such bank and account as the Selling Stockholder(s) shall designate, a cash amount equal to the product of the Offer Price and the number of Offered Shares being acquired by such purchaser, in full payment of the purchase price of the offered Shares purchased.

      2.4 Legend. Each certificate representing shares of Common Stock now or hereafter owned by a Stockholder shall bear a legend in substantially the following form:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 1, 1996, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED TO PROSPECTIVE PURCHASERS UPON REQUEST. SUCH STOCKHOLDERS AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR RESTRICTIONS ON THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

3 Right to Join in Sale.

      3.1 If any one or more Stockholders (the "Selling Stockholders") propose in a single transaction or series of related transactions to transfer an aggregate of 58% or more of the shares of Common Stock held by the Stockholders, including, without limitation, pursuant to Section 2.3 (including a transfer to the Company, to the other Stockholders or to a third party), then the Selling Stockholders shall refrain from effecting such transaction or transactions unless, prior to the consummation thereof, each Stockholder other than the Selling Stockholders shall have been afforded the opportunity to join in such sale on a pro rata basis, as hereinafter provided. Any purported transfer subject to this
Section 3 not made in compliance with this Section 3 shall be void and shall not be consummated upon the books and records of the Company.

      3.2 Prior to the consummation of any transaction (including any transaction in a series of transactions) subject to this Section 3, the Selling Stockholders shall cause each person or persons that propose to acquire shares of Common Stock in the transaction or series of transactions (the "Proposed Purchasers") to offer (the "Purchase Offer") in writing to each other Stockholder to purchase that number of shares of Common Stock from each such other Stockholder that constitutes the same percentage of the aggregate shares of Common Stock held by such other Stockholder as the percentage determined by dividing the number of shares of Common Stock to be purchased from the Selling Stockholders by the aggregate number of shares of Common Stock held by the Selling Stockholders, at the same price per Share (the "Joining Terms"), as the Proposed Purchaser has offered to purchase shares of Common Stock to be sold by the Selling Stockholders. Notwithstanding the foregoing, if the Proposed Purchasers are acquiring shares of Common Stock in a series of related transactions, or in a single transaction or series of related transactions from multiple Selling Stockholders, (i) the Joining Price shall be the highest of the prices offered by any Proposed Purchaser to any Selling Stockholder in any one of such transactions, and (ii) the other Joining Terms shall be those terms offered by any Proposed Purchaser to any Selling Stockholder in any one of such transactions which are most favorable to the offeree. Each Stockholder shall have at least 30 days from the receipt of the Purchase offer in which to accept the Purchase Offer.

      3.3 The provisions of this Section 3 shall not apply to transfers to Permitted Transferees in accordance with Section 2.2 or to transfers by the Stockholders to the Company pursuant to a Stock Repurchase Agreement. In the case of shares of Common Stock held by a Stockholder subject to a Stock Repurchase Agreement, only those shares that have vested at the time of, or that will vest upon the consummation of, the proposed sale or other transfer may be sold or otherwise transferred pursuant to this Section 3. In the event that a transfer subject to this Section 3 is proposed to be made to a person other than a Stockholder, the Selling Stockholders shall notify such person that the transfer is subject to this Agreement and shall insure that no transfer is consummated without compliance with this Section 3.

4 Obligation to Join in Sale

      4.1 If any one or more stockholders owning, in the aggregate, in excess of 58% of the issued and outstanding shares of Common Stock as of the date hereof (together, the "Approving Stockholders") approve any sale of the Company by merger, consolidation, sale of the Company's assets, sale of Common Stock or otherwise, to any person other than a Founding Stockholder or an Affiliate of a Founding Stockholder, each of the other Stockholders hereby agree to consent to vote for and raise no objections against such sale. If such sale is structured as a sale of all of the outstanding Common Stock, each other Stockholder hereby agrees to sell all of its shares of Common Stock on the terms approved by such Approving Stockholders and to take all reasonable actions requested by such Approving Stockholders or the purchaser in connection with the consummation of any such sale. As consideration for the sale of such Stockholders' shares of Common Stock, each

Stockholder will receive for each share of Common Stock cash and the fair market value of any non-cash consideration in the same amount as the Approving Stockholders receive for the sale of each share of Common Stock.

      4.2 If the closing of any sale of Common Stock pursuant to Section 4.1 has not been effected within 180 days after the Approving Stockholders first approve of such sale, the obligation of any Stockholder to participate in such sale shall terminate and the provisions of Section 4.1 shall be reinstated.

      4.3 Nothing contained in Section 4 shall obligate the Approving Stockholders to consummate any sale of the Company hereunder, and any such sale may be abandoned by the Approving Stockholders at any time. If any such proposed sale is abandoned, the Approving Stockholders shall promptly send written notice thereof to each of the other Stockholders.

5 Voting Matters.

      5.1 Meetings. Each Stockholder hereby agrees to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company to implement the intent of this Agreement.

      5.2 No Proxies. Each Stockholder covenants and agrees that, except for transfers expressly permitted by, and pursuant to and in accordance with, this Agreement, such Stockholder will have sole voting power with respect to such Stockholder's Common Stock and will not grant any proxy with respect to such Common Stock, enter into any voting trust or other voting agreement or arrangement with respect to such Common Stock or grant any other rights to vote such Common Stock other than the agreement to vote such Common Stock set forth herein.

6 Sale of the Company.

      In the event of a proposed sale of the Company prior to the completion of an initial public offering of the Company, the "fair market value" of the Company shall be such value as shall be agreed upon by a two-thirds majority of the Stockholders or, in the absence of such agreement, such value as shall be determined by an independent investment banking firm selected by agreement of a two-thirds majority of the Stockholders. In the absence of an agreement as to an investment banking firm, the investment banking firm shall be chosen by the President of the American Arbitration Association upon the request of a two-thirds majority of the Stockholder. Such investment banking firm shall value the Company by determining the amount a willing buyer would pay in cash to a winning seller under no compulsion to sell for all of the shares of Common Stock of the Company as a whole, less the estimated transaction costs that would be incurred by a seller in connection with such a sale (including estimated investment banking, attorneys and accounting fees). Any fee charged by the President of the American Arbitration Association or such investment banking firm shall be borne by the Company.

7 Termination. This Agreement shall terminate upon the earlier of: (i) the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 under the Securities act of 1933, as amended, pursuant to which the aggregate price paid by the public for the purchase of Common Stock is at least $10,000,000; or (ii) September 30, 2001 unless earlier terminated upon the written agreement of the Company and a two-thirds majority of the Stockholders.

8 Miscellaneous.

      8.1 Injunctive Relief. Each party hereto acknowledges that it will be impossible to measure in money the damages that would be suffered if any party fails to comply with any of the obligations herein imposed on such party and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

      8.2 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      8.3 Governing Law. This Agreement including all matters of construction, validity and performance, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to its conflict of law rules to the contrary.

      8.4 Entire Agreement; Amendment; Waiver. This Agreement: (a) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (b) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, and (c) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Company and by two-thirds majority of the Stockholders. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

      8.5 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. The rights and obligations arising from this Agreement shall be transferred in connection with the transfer by a Stockholder to any Person of any shares of Common Stock in compliance with this Agreement, other than in a registered public offering or in Rule 144 Sales, and any such Person shall conclusively be deemed to have agreed to be bound by this Agreement.

      8.6 Severability. In case any one or more of the provisions contained in this Agreement shall,for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

      8.7 Notice. All notices and other communications hereunder shall be in writing, shall be sent by certified or registered mail (return receipt requested) or by facsimile or shall be delivered by hand or by a recognized overnight courier service and, unless otherwise provided herein, shall be deemed to have been given or made when delivered against receipt or, int he case of facsimile notice, when sent, receipt confirmed, to the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

                     (a)     If to the Company, to it at:

                             PSW Technologies, Inc.
                             6300 Bridgepoint Parkway,
                             Building Three, Suite 200
                             Austin, Texas 78730
                             Facsimile: (512) 343-6666
                             Attention: Dr. W. Frank King

                     with copies to:

                             Pencom Systems Incorporated
                             40 Fulton Street
                             New York, New York 10013
                             Attention: Jonathan D. Wallace, Esq.

                             and

                             Brobeck, Phleger & Harrison LLP
                             1633 Broadway
                             New York, New York 10019
                             Facsimile: (212) 585-7878
                             Attention: Richard Plumridge, Esq.


                     (b)     If to any Stockholder, to it at:

                             its address in the records of the Company.

                     (c)     If to any other Stockholder, to it at:

                             its address in the records of the Company.

      8.8 Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, this Stockholders Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                                        PSW TECHNOLOGIES, INC.

                                        By: /s/ Pat Motola
                                           ------------------------------

                                        Name: Pat Motola
                                              ---------------------------

                                        Title: Senior Vice President, Operations
                                               ---------------------------------

                                        STOCKHOLDERS

                                          /s/ Wade E. Saadi
                                        ---------------------------------
                                        Wade E. Saadi


                                          /s/ Edward C. Ateyeh, Jr.
                                        ---------------------------------
                                        Edward C. Ateyeh, Jr.


                                          /s/ Edgar G. Saadi
                                        ---------------------------------
                                        Edgar G. Saadi


                                          /s/ William Frank King
                                        ---------------------------------
                                        William Frank King


                                          /s/ Jonathan D. Wallace
                                        ---------------------------------
                                        Jonathan D. Wallace

                                   SCHEDULE 1

                                                       Shares of
Name                                                  Common Stock
----                                                  ------------

Wade E. Saadi                                           233 1/3

Edward C. Ateyeh, Jr.                                   233 1/3

Edgar G. Saadi                                          233 1/3

William Frank King                                       80

Jonathan Wallace                                         20

                                          TOTAL         800